                                               FILED PURSUANT TO RULE 424(b)(3)
                                               REGISTRATION NO. 333-36357

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 29, 1997)

                                6,135,000 SHARES

                          BORLAND INTERNATIONAL, INC.

                                  COMMON STOCK

     The information in this Prospectus Supplement concerning the Selling Stockholders supplements the statement set forth under the caption "Selling Stockholders" in the Prospectus. Capitalized items used and not defined herein shall have the meanings given to them in the Prospectus.

                              SELLING STOCKHOLDERS

     The information set forth under the caption "Selling Stockholders" in the Prospectus is supplemented as follows:

          Selling Stockholders                 Series B Shares        Conversion Shares       Warrant Shares
-----------------------------------------  -----------------------  ----------------------  ------------------
Olympus Securities, Ltd.                                  140.0                  1,059,454              42,000
Nelson Partners                                           140.0                  1,059,454              42,000
Themis Partners L.P.                                       18.2                    137,729               7,280
Heracles Fund                                              51.8                    391,999              17,220
Colonial Penn Life Insurance                               28.0                    211,891               8,400
Gleneagles Fund, Ltd.                                      28.0                    211,891               8,400
Halifax Fund, L.P.                                        224.0                  1,695,127              67,200
Angelo, Gordon & Co., L.P.                                 14.0                    105,945               4,200
Raphael, L.P.                                              19.6                    148,324               5,880
Michaelangelo, L.P.                                        16.8                    127,135               5,040
AG ARB Partners, L.P.                                      11.2                     84,756               3,360
Nutmeg Partners, L.P.                                      11.2                     84,756               3,360
AG Super Fund, L.P.                                        14.0                    105,945               4,200
GAM Arbitrage Investments                                  16.8                    127,135               5,040
AG Super Fund Intl. Partners                               14.0                    105,945               4,200
The Northern Trust Co.                                      2.8                     21,189                 840
AG Long-Term Super Fund                                    11.2                     84,756               3,360
PHS Bay Colony Fund                                         2.8                     21,189                 840
PHS Patriot Fund                                            2.8                     21,189                 840
AGD, LLC                                                    2.8                     21,189                 840
Promethean Investment Group, LLC                             --                                         73,500

Totals                                                    770.0(1)               5,827,000             308,000

______________________________
(1) Includes 220 shares issuable upon exercise of the Selling Stockholder Call Option.

     The date of this Prospectus Supplement is June 8, 1998.